EXHIBIT 3.150

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 02/12/2010 FILED 11:19 AM 02/12/2010 SRV 100134924 - 4787631 FILE

CERTIFICATE OF FORMATION
OF
OHI ASSET HUD H-F, LLC

This Certificate of Formation of OHI Asset HUD H-F, LLC, dated as of February 11, 2009, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18¬101, et seq.)

FIRST,                The name of the limited liability company formed hereby is OHI Asset HUD H-F, LLC.

SECOND.           The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person